As Filed with the Securities and Exchange Commission on July 9, 2004




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest even reported) : July 1, 2004

                               EVANS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                 Texas                            74-1613155
     (State or other jurisdiction              (I.R.S. Employer
   of incorporation or organization)        (Identification number)

     102 South Mechanic, P.O. Box 550, El Campo, Texas 77437 (979) 245-2424
           (Address including zip code and telephone number, including area code, of registrant's principal executive offices)

                            Blair R. Couey, President
             102 South Mechanic, P.O. Box 550, El Campo, Texas 77437
                                 (979) 245-2424
       (Name, address, including zip code, and telephone number, including area code, of agent for service)




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Item 2:  Acquisition or Disposition of Assets

Effective July 1, 2004, Evans Systems, Inc (ESI) disposed of its Accounts Receivable, Inventory, Office Building, and Chevron/Exxon equipment and contracts in exchange for payment of Mauritz & Couey's Management fees, fuel invoices, oil invoices, NewFirst National Bank's Line of Credit, and interest. The difference will be repaid to the company on a $.02 per gallon commission or approximately $24,000 a month.

Due to the increased requirements imposed by the major oil companies, there have become heightened concerns on the possibility of these lines becoming void with the lack of working capital or means to acquire additional financing to upgrade the locations to comply with the oil company's standards.

Another major factor is the NewFirst National Bank's line of credit, which has currently expired. The due date has been extended several times and the bank does not wish to renew.

This transaction will create certain opportunities for the company including decreased monthly operating costs such as insurance premiums, repairs to contractually binding locations, interest payments, and headcount.

Gross revenues will be reduced by approximately $1,400,000 a month, as well as a similar reduction of operating costs required to do business. Management feels the company will overall be profitable.

In addition, the company has entered into a long-term sales leaseback transaction on four properties with an appraisal value of $1,423,000 with Cain, Smith & Strong II, L.P., a Delaware limited partnership ("CSS"), for payment of property taxes that are due on the properties in the approximate amount of $66,709 and a reduction of principal and interest with CSS in the approximate amount of $1,356,291. This transaction will bring the company current with its obligations to CSS. The terms of the leaseback call for a payment of 25% of operating profits on the four properties to CSS.

Item 5:  Other Events

The Convenience Segment has been a discontinued segment since November 18, 2002. Due to several unsuccessful leasing attempts of two Diamond Mini Mart locations, the company has decided to owner-operate these locations, therefore putting this segment as operational. At the present time, these locations are self-sufficient.

The Environmental Segment has made a profit over the years and maintained a positive cash flow. Starco Environmental has begun an option to merge with Morco Testing, Inc. of Pasadena, Texas. Morco has an intensive testing division already in place, which is where management wants to expand.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 9, 2004

EVANS SYSTEMS, INC.

By: /s/ Blair R. Couey.
   ----------------------------------------------
        Blair R. Couey
        President and Chief Executive Officer and
        Acting Chief Financial Officer